UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2018

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 4, 2018, Carbon Natural Gas Company, a Delaware corporation (“Carbon” or the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Old Ironsides Energy Fund II-A, LLC, a Delaware limited liability company (“OIE II-A”), and Old Ironsides Energy Fund II-B, LLC, a Delaware limited liability company (“OIE II-B” and collectively with OIE II-A, the “Sellers”). The Sellers own 73.5%, and Carbon owns the remaining 26.5%, of the issued and outstanding Class A Units of Carbon Appalachian Company, LLC, a Delaware limited liability company (“Carbon Appalachia”). Carbon also owns all of the Class B and Class C Units of Carbon Appalachia. Pursuant to the Purchase Agreement, Carbon will acquire all of the Sellers’ membership interests (the “Subject Class A Units”) of Carbon Appalachia (the “Transaction”). Following the closing of the Transaction, Carbon will own 100% of the issued and outstanding ownership interests in Carbon Appalachia, and Carbon Appalachia will become a wholly-owned subsidiary of Carbon.

Subject to the terms and conditions of the Purchase Agreement, the Company will pay to the Sellers at closing cash in the approximate amount of $57 million, subject to adjustment in accordance with the Purchase Agreement for changes in financial matters such as working capital, outstanding indebtedness and the amount of undistributed preferred return on capital invested by the Sellers in Carbon Appalachia attributable to the Subject Class A Units.

Each party’s obligation to consummate the Transaction is subject to certain closing conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement. The parties’ obligations to consummate the Transaction are further conditioned upon Carbon obtaining financing in an amount sufficient to pay the adjusted purchase price.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.

The Purchase Agreement contains termination rights for each of Carbon and the Sellers, including, among others, if the closing of the Transaction has not occurred on or before September 1, 2018 (a date that is 120 days after execution of the Purchase Agreement). The Purchase Agreement may also be terminated by mutual written consent of Carbon and the Sellers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

May 4, 2018	/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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